Exhibit 99.1

Contact Information:	FTD, Inc.
Lisa A. Witek
Investor Relations
(630) 719-6174
lwitek@ftdi.com

FOR IMMEDIATE RELEASE

FTD, Inc. Reports 12% Revenue Increase for Fiscal 2005 First Quarter Compared to Prior Fiscal Year’s First Quarter

DOWNERS GROVE, IL. – Tuesday, November 2, 2004 – FTD, Inc., a leading provider of floral services and products, today announced first quarter fiscal 2005 financial results.

Revenues for the first quarter of fiscal year 2005 grew 12% to $82.1 million, compared to $73.6 million for the first quarter of fiscal year 2004. These results reflect continued momentum in both the Consumer and Florist business segments.

Adjusted EBITDA for the first quarter of fiscal year 2005 was $11.5 million compared to $10.8 million in the same period of the prior fiscal year. This 6% increase was driven by the revenue increase, offset by increases in marketing and selling expenses as the Company continues to invest in future growth.

A table reconciling GAAP basis net income to EBITDA and Adjusted EBITDA, along with an explanation and definition of Adjusted EBITDA, is included with the attached consolidated financial statements.

Net income for the first quarter of 2005 decreased to $1.8 million from net income of $4.8 million in the same quarter of the prior fiscal year. This was primarily due to an increase in interest expense of $4.8 million, less the related tax benefit, in the current period related to the Company’s recently issued debt.

Consumer Business Segment

The Consumer Business segment is comprised of FTD.COM, a leading Internet and telephone marketer of flowers and specialty gifts, which sells products directly to consumers primarily through the Internet via the www.FTD.COM Web site and through the 1-800-SEND-FTD toll-free telephone number. The Consumer Business segment achieved revenues of $36.4 million in the first quarter of fiscal year 2005, compared to $31.9 million in the first quarter of fiscal year 2004, representing a 14% increase.  The primary factor behind this growth was higher order volumes due to the success of FTD’s marketing programs.

3113 Woodcreek Drive • Downers Grove, IL 60515

Main Phone: (630) 719- 7800 • www.FTDi.com

Florist Business Segment

The Florist Business segment primarily markets floral products and services to FTD members and other retail locations offering floral products in the U.S. and Canada. The Florist Business segment achieved revenues of $45.7 million in the first quarter of fiscal year 2005, compared to $41.7 million in the first quarter of fiscal year 2004, representing an increase of 10%. Strength in the Florist Business was driven by increased publications and clearinghouse revenues and strong mid-tier technology product sales.

Balance Sheet and Other Highlights

The Company’s debt balance was $271.6 million as of September 30, 2004, up from $259.8 million as of June 30, 2004, in line with management’s expectations. Capital expenditures for the period were $0.7 million primarily related to continued technology improvements.

President and CEO -  Michael J. Soenen

“We are very pleased by our results in what is typically our lowest revenue quarter due to the lack of major floral holidays during the summer months. Both our Consumer and Florist Businesses delivered strong revenue growth as we continued to execute our business plan.

“In the Consumer Business, we continue to focus on the further development of our marketing programs as well as building additional merchandising alliances in our specialty gift business. We expect continued benefits from these initiatives.

“The strategy we shared for our Florist Business last quarter, as well as the investments we have made over the last several years, have laid the groundwork for future growth in this business, and we are already seeing the benefits from our new programs and technology. Furthermore, we will continue to invest in our sales force and increase their training opportunities, which we believe will lead to better service for our florists and continued product penetration.

“We look forward to the second quarter of fiscal 2005 as we remain well-positioned for the upcoming holiday season.”

Conference Call

A conference call has been scheduled for November 2, 2004 at 10:00 a.m., EST, to review the results for the first quarter ended September 30, 2004. To listen to the call over the Internet, go to www.FTDI.COM at least 15 minutes early to register, download and install any necessary audio software. To listen to the call by telephone, dial (888) 650-8059 (mention conference ID #21211516). A replay of the call will be available through November 16, 2004 through www.FTDI.COM or by dialing (800) 633-8284 (mention conference ID #21211516). The conference call contains time-sensitive information that is accurate only as of November 2, 2004, the date of the live broadcast. The call is the property of FTD, Inc. Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of FTD, Inc. is strictly prohibited.

About FTD, Inc.

FTD, Inc., supported by its worldwide FTD brand, is a leading provider of floral services and products. FTD’s Florist Business primarily markets floral products and services to approximately 20,000 FTD members and other retail locations offering floral products in the U.S. and Canada and connects approximately 30,000 additional florists through affiliated or related organizations in 150 countries outside of North America. FTD’s Consumer Business is a direct marketer of flowers and specialty gifts, primarily through the www.FTD.COM Web site and 1-800-SEND-FTD telephone number. Additional information about FTD, Inc., including investor relations, is available at its Web site, www.FTDI.com.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s outlook, anticipated revenue growth and profitability; the anticipated benefits of investments in new products, programs and offerings; and opportunities and trends within both the Consumer and Florist Business segments, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings.  These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and its industry.  Investors are cautioned that actual results could differ from those anticipated by the forward-looking statements as a result of: the Company’s ability to acquire and retain FTD member florists and continued recognition by members of the value of the Company’s products and services; the acceptance by members of the new or modified service offerings recently introduced; the Company’s ability to sell additional products and services to member florists; the Company’s ability to expand existing marketing partnerships and secure new marketing partners within the Consumer Business segment; the success of the Company’s marketing campaigns; the ability to retain customers and increase average order value within the Consumer Business segment; the existence of failures in the Mercury Network or the Company’s Consumer Business segment systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; the Company’s ability to manage or reduce its level of expenses within both the Consumer and Florist Business segments; actual growth rates for the markets in which the Company competes compared with forecasted growth rates; the Company’s ability to increase capacity and introduce enhancements to its Web sites; and the Company’s ability to integrate additional partners or acquisitions, if any are identified.  These factors, along with other potential risks and uncertainties, are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission.

Financial statements follow…

FTD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2004	2003
		Predecessor
Revenues:
Florist Business	$45,701	$41,692
Consumer Business	36,370	31,884
Total revenues	82,071	73,576

Costs of goods sold and services provided:
Florist Business	17,128	14,521
Consumer Business	27,330	24,050
Corporate	612	630
Total costs of goods sold and services provided	45,070	39,201

Gross profit:
Florist Business	28,573	27,171
Consumer Business	9,040	7,834
Corporate	(612)	(630)
Total gross profit	37,001	34,375

Advertising and selling:
Florist Business	13,254	11,781
Consumer Business	3,450	2,526
Total advertising and selling	16,704	14,307

General and administrative:
Florist Business	2,574	2,717
Consumer Business	3,357	2,995
Corporate	6,398	6,025
Total general and administrative	12,329	11,737

Operating income (loss) before corporate allocations:
Florist Business	12,745	12,673
Consumer Business	2,233	2,313
Corporate	(7,010)	(6,655)
Total operating income before corporate allocations	7,968	8,331

Corporate Allocations:
Florist Business	3,025	3,097
Consumer Business	777	739
Corporate	(3,802)	(3,836)
Total corporate allocations	—	—

Income (loss) from operations:
Florist Business	9,720	9,576
Consumer Business	1,456	1,574
Corporate	(3,208)	(2,819)
Total income from operations	7,968	8,331

Other income and expenses:
Interest income	(76)	(6)
Interest expense	5,017	241
Other expense (income), net	(47)	65

Total other income and expenses	4,894	300

Income before income tax	3,074	8,031

Income tax expense	1,230	3,223

Net income	$1,844	$4,808

FTD, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2004	June 30, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$392	$2,491
Restricted cash	7,261	7,261
Accounts receivable, less allowance for doubtful accounts of $5,287 at September 30, 2004 and $5,067 at June 30, 2004	33,061	27,572
Inventories, net	9,443	9,392
Deferred income taxes	4,296	4,296
Prepaid expenses and other	9,142	10,312
Total current assets	63,595	61,324

Property and equipment:
Land and improvements	1,380	1,380
Building and improvements	14,196	14,196
Mercury consoles	10	10
Furniture and equipment	4,751	4,761
Total	20,337	20,347
Less accumulated depreciation	1,962	1,136
Property and equipment, net	18,375	19,211

Other assets:
Other noncurrent assets, net	28,719	28,907
Customer lists, less accumulated amortization of $1,459 at September 30, 2004 and $834 at June 30, 2004	11,048	11,673
Trademark	121,577	121,577
Goodwill	337,196	337,196
Total other assets	498,540	499,353
Total assets	$580,510	$579,888

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$33,678	$41,311
Customer deposits	5,352	5,441
Unearned income	2,296	2,059
Other accrued liabilities	17,725	23,217
Current maturities of long-term debt	850	850
Total current liabilities	59,901	72,878

Long-term debt	270,725	258,938
Post-retirement benefits and accrued pension obligations	2,598	2,717
Deferred income taxes	57,814	57,814

Stockholders’ equity:
Common stock: $0.01 par value, 1,000 shares authorized; 100 shares issued and outstanding at June 30, 2004 and September 30, 2004	—	—
Paid-in capital	185,390	185,390
Retained earnings	4,036	2,192
Accumulated other comprehensive income (loss)	46	(41)
Total stockholders’ equity	189,472	187,541
Total liabilities and stockholders’ equity	$580,510	$579,888

FTD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three-Months Ended September 30,
	2004	2003
		Predecessor

Cash flows from operating activities:
Net income	$1,844	$4,808
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,955	2,008
Deferred compensation expense	—	57
Amortization and write off of deferred financing costs and original issue discount	332	60
Provision for doubtful accounts	972	787
Deferred income taxes	—	19
Increase (decrease) in cash due to change in assets and liabilities, net of acquisitions:
Accounts receivable	(7,627)	(7,503)
Inventories	(51)	(236)
Prepaid expenses and other	1,480	(613)
Other noncurrent assets	(47)	(72)
Accounts payable	(7,633)	(6,687)
Other accrued liabilities, unearned income and other	(5,463)	275

Net cash used in operating activities	(13,238)	(7,097)

Cash flows from investing activities:
Capital expenditures	(735)	(1,179)

Net cash used in investing activities	(735)	(1,179)

Cash flows from financing activities:
Repayments of long-term debt	(213)	—
Proceeds from exercise of stock options	—	17
Net proceeds from revolving credit facility	12,000	9,000

Net cash provided by financing activities	11,787	9,017

Effect of foreign exchange rate changes on cash	87	(18)

Net increase (decrease) in cash and cash equivalents	(2,099)	723

Cash and cash equivalents at beginning of period	2,491	1,921

Cash and cash equivalents at end of period	$392	$2,644

FTD, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Reconcilation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”)

to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

The Company defines Adjusted EBITDA as EBITDA plus (i) expenses that are not considered reflective of the Company’s ongoing operations and (ii) management fees, because these fees are excluded in measuring the Company’s performance under the executive compensation plan, the new senior credit agreement and the indenture governing the notes. The Company defines

EBITDA as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA and

Adjusted EBITDA are calculated as follows for the periods presented:

	Three Months Ended September 30,
	2004	2003
		Predecessor

Net income, as reported (GAAP basis)	$1,844	$4,808
plus: Interest expense, net	4,941	235
plus: Depreciation and amortization	2,955	2,008
plus: Income tax expense	1,230	3,223
EBITDA	10,970	10,274

plus: Deferred compensation (1)	—	57
plus: Management fees (2)	547	500
Adjusted EBITDA (3)	$11,517	$10,831

(1)                                  For the three-month period ended September 30, 2003, FTD, Inc. recorded expense related to restricted stock grants under a plan that was terminated in conjunction with the merger with an affiliate of Leonard Green & Partners, L.P.

(2)                                  Management fees have historically been paid on an annual basis. Under the new management services agreement with Leonard Green & Partners, L.P., payment of the management fees on any monthly payment date is contingent on FTD, Inc. having had Consolidated EBITDA (as defined in the indenture governing the notes) equal to or greater than $46.8 million for any consecutive twelve-month period ended not more than twelve months prior to that payment date. In the event any portion of the management fee is not so paid, such amount will accrue and become due and payable in the next month in which payment is permitted. In addition, in the event of a payment default under the new senior credit agreement or the indenture governing the notes, or a bankruptcy, liquidation or winding-up of FTD, Inc. the payment of all accrued and unpaid management fees will be subordinated to the prior payment in full of all amounts due and owing under the new senior credit facility and the indenture governing the notes.

(3)                                  The Company uses Adjusted EBITDA as a supplemental measure of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the new senior credit facility entered into in connection with the FTD merger, the indenture governing the notes and the Company’s executive compensation plan. All of the adjustments made in the calculation of Adjusted EBITDA, as described above, are adjustments that would be made in calculating the Company’s performance for purposes of coverage ratios under the new senior credit facility and the indenture governing the notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates. The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents Adjusted EBITDA because it believes it is frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.